UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2018

MMA Capital Management, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell Street, Suite 600, Baltimore, Maryland		21224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01 Other Items

As previously announced, on  January 8, 2018 (the “Effective Date”), MMA Capital Management, LLC (the “Company”) entered into a Master Transaction Agreement, by and among the Company, Hunt FS Holdings II, LLC (the “Buyer”), MMA Financial, Inc., MMA Energy Capital, LLC, and, solely with respect to its express obligations under Article V thereof, Hunt Companies, Inc. (the “MTA”),  pursuant to which, among other things, the Company agreed to issue and sell to the Buyer or one of its subsidiaries or affiliates, and the Buyer or one of its subsidiaries or affiliates agreed to purchase and acquire, an aggregate of 250,000 common shares of the Company in two private placement issuances at an average purchase price of $33.50 per share. The first purchase was required to occur within 60 days of the Effective Date at a fixed price of $33.00 per share (the “First Share Purchase”).  The remaining 125,000 common shares of the Company are required to be purchased within six months of the Effective Date at a fixed price of $34.00 per share.

On March 9, 2018,  Hunt ELP, Ltd., an affiliate of the Buyer (“Hunt ELP”), completed the First Share Purchase in exchange for a cash payment equal to $4,125,000.00.  The Company issued the shares from treasury.  Hunt ELP has certain registration rights with respect to the common shares; however, the common shares were issued in a private placement transaction in reliance upon the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended, and Hunt ELP will be subject to certain limitations under Rule 144 until such time as the common shares are subsequently registered with the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

March 9, 2018	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President